INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Pilgrim Mutual Funds:


We consent to the use of our reports incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.


                                        /s/ KPMG LLP


Los Angeles, California
January 4, 2000